                                                                     EXHIBIT 3.2

                                B Y E - L A W S

                                      of


                     STIRLING COOKE BROWN HOLDINGS LIMITED


I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of STIRLING COOKE BROWN HOLDINGS LIMITED approved at the Special General
meeting of the above Company on the       day of       1997.



                                                                        Director





                                  Prepared by

                       Messrs. Appleby Spurling & Kempe

                                  Cedar House

                                41 Cedar Avenue

                               Hamilton, Bermuda

                                   I N D E X
                                   ---------


BYE-LAW        SUBJECT                                    PAGE
-------        -------                                    ----

1              Interpretation

2              Registered Office

3-4            Share Rights

5-6            Modification of Rights

7-9            Shares

10-12          Certificates

13-15          Lien

16-21          Calls on Shares

22-28          Forfeiture of Shares

29             Register of Shareholders

30             Register of Directors and Officers

31-34          Transfer of Shares

35-38          Transmission of Shares

39-41          Increase of Capital

42-43          Alteration of Capital

44-45          Reduction of Capital

46             General Meetings and Written Resolutions

47-48          Notice of General Meetings

49-55          Proceedings at General Meetings

56-67          Voting

68-73          Proxies and Corporate Representatives

74-76          Appointment and Removal of Directors

BYE-LAW        SUBJECT                                            PAGE
-------        -------                                            ----

77             Resignation and Disqualification of Directors

78-80          Alternate Directors

81             Directors' Fees and Additional
               Remuneration and Expenses

82             Directors' Interests

83-87          Powers and Duties of the Board

88-90          Delegation of the Board's Powers

91-99          Proceedings of the Board

100            Officers

101            Minutes

102-103        Secretary and Resident Representative

104            The Seal

105-111        Dividends and Other Payments

112            Reserves

113-114        Capitalization of Profits

115            Record Dates

116-118        Accounting Records

119            Audit

120-122        Service of Notices and Other Documents

123            Winding Up

124-126        Indemnity

127            Amalgamation

128            Alteration of Bye-Laws

                                B Y E - L A W S

                                       of

                     STIRLING COOKE BROWN HOLDINGS LIMITED


                                 INTERPRETATION


1.   (1)  In these Bye-Laws unless the context otherwise requires -

          "Bermuda" means the Islands of Bermuda;

          "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

          "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

          "Company" means the company incorporated in Bermuda under the name of Stirling Cooke Brown Holdings Limited on the 12th day of December 1995;

          "Ordinary Shares" means the ordinary shares of US$0.25 par value each in the capital of the Company;

          "paid up" means paid up or credited as paid up;

          "Register" means the Register of Shareholders of the Company;

          "Registered Office" means the registered office for the time being of the Company;

          "Resident Representative" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident

          Representative appointed by the Board to perform any of the duties of the Resident Representative;

          "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

          "Seal" means the common seal of the Company and includes any duplicate thereof;

          "Secretary" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

          "Shareholder" means a shareholder or member of the Company;

          "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

     (2) For the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

     (3) Words importing only the singular number include the plural number and vice versa;

     (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

     (5) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

     (6) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

     (7) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                               REGISTERED OFFICE


2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.


                                  SHARE RIGHTS


3. The Board is expressly authorised at any time, and from time to time, without any vote of or action by the Shareholders, to issue preference shares, including, without limitation, redeemable preference shares, in one or more classes or series and to determine the rights, designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including without limitation, consideration, dividend rights, conversion rights, voting powers (full or limited, or no voting powers), terms and manner of redemption (including without limitation sinking fund provisions), redemption dates, redemption prices, liquidation preferences, conditions and the number of shares constituting and the designation of any class or series of such preference shares. Any such determination shall be made by resolution adopted by the Board. The designation and issue by the Board of any class or series of preference shares and the establishment of the rights and preferences thereof shall not be deemed to constitute an alteration or abrogation of the special rights attached to any class of shares for the purpose of Bye-law 5 except as may be explicitly provided in the terms of issue of any shares for the time being issued.

4. Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

     (1) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

     (2)  that they are liable to be redeemed at the option of the Company;
          and/or,

     (3) if authorised by the memorandum of the Company, that they are liable to be redeemed at the option of the holder.

     The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

4A. The Board is expressly authorised at any time, and from time to time without any vote of or action by the Shareholders, to grant rights, options or warrants for the purchase of any shares of the Company. The rights, options or warrants may be issued on any terms specified by the Board including, without limitation, terms that adjust the rights, options or warrants in the event of an acquisition of shares of the Company or a reorganisation, amalgamation, share exchange, sale of assets or any other occurrence specified by the Board when establishing the terms of issue of the rights, options or warrants.


                             MODIFICATION OF RIGHTS


5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be Shareholders either present in person or by proxy holding in the aggregate shares carrying not less than one third of the voting rights entitled to be exercised at such meeting, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.


                                     SHARES


7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.


                                  CERTIFICATES


10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. Any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.


                                      LIEN

13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

14. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

15. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.


                                CALLS ON SHARES


16. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

17. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

18. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

20. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.


                              FORFEITURE OF SHARES


22. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

23. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

24. If the requirements contained in any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

26. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

27. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

28. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.


                            REGISTER OF SHAREHOLDERS


29. The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.


                       REGISTER OF DIRECTORS AND OFFICERS

30. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.


                               TRANSFER OF SHARES


31. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:-

     (1) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

     (2)  the instrument of transfer is in respect of only one class of share,

     (3) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

     Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 31 and 33.

33. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

34. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.


                             TRANSMISSION OF SHARES


35. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted in Bermuda, the Commonwealth or any part of the United States of America or, failing any such person, such other person as the Board or any person authorised by the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

36. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

37. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

38. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 35, 36 and 37.

                              INCREASE OF CAPITAL

39. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

40. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

41. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.


                             ALTERATION OF CAPITAL

42. Without prejudice to the powers of the Board under Bye-Laws 3 and 7, the Company may from time to time by Resolution:-

     (1) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
     (2) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;
     (3) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;
     (4) make provision for the issue and allotment of shares which do not carry any voting rights;
     (5) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and
     (6)  change the currency denomination of its share  capital.

     Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

43. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.


                             REDUCTION OF CAPITAL


44. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

45. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.


                   GENERAL MEETINGS AND WRITTEN RESOLUTIONS


46. (1) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

     (2) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.


                          NOTICE OF GENERAL MEETINGS


47. An Annual General Meeting shall be called by not less than ten days notice in writing and a Special General Meeting shall be called by not less than ten days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 120 and 121 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

     Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:-

     (1) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

     (2) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.


                        PROCEEDINGS AT GENERAL MEETINGS


49. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, the quorum at any general meeting shall be constituted by Shareholders, either present in person or represented by proxy, holding in the aggregate shares carrying not less than one third of the voting rights entitled to be exercised at such meeting; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

50. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting either present in person or by proxy holding in the aggregate shares carrying not less than one third of the voting rights entitled to be exercised at that meeting shall be a quorum; provided, however, that if the Company or a class of shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than ten days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

51. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

52. Each Director upon giving the notice referred to in Bye-Law 47 above, and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

53. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

54. The Chairman of the meeting may, with the consent of the meeting, and shall, if so directed by the meeting or (prior to or at the meeting) by the Board (or a duly authorised committee thereof), adjourn the meeting, from time to time and from place to place as the Chairman of the meeting shall determine (subject to any directions from the Board or a duly authorised committee thereof). Whenever a meeting is adjourned for more than ten days, the Directors shall give notice of the adjourned meeting in such manner as they consider expedient. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

55. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                    VOTING


56. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

56A. (1) Every Shareholder of record present in person or by proxy shall have one vote for each Common Share registered in such Shareholder's name in the Register, PROVIDED that, subject to Bye-laws 56B and 56C, if and so long as the Controlled Shares of any person would, upon giving effect to the principle that holders of Ordinary Shares shall have one vote for each Common Share so registered, confer upon such person ten percent (10%) or more of the votes that may be cast by all holders of Ordinary Shares (any such person being referred to as an "Over-the-Threshold Common Shareholder"), each issued share comprised in such Controlled Shares shall confer only a fraction of a vote according to the following formula (the "Cut-back Formula"):

          [(T divided by 10) - 1] (rounded down to the nearest whole number) divided by C.
          Where: "T" is the aggregate number of votes conferred by all the issued Ordinary Shares, and "C" is the number of Controlled Shares of such person.

     (2) A number of votes equal to the excess of the number of votes that could have been cast by the Controlled Shares held by all Over-the-Threshold Common Shareholders if the Cut-back Formula were not applicable (the "Reallocable Votes") shall be reallocated equally among the Ordinary Shares that are not included in such Controlled Shares and that are not held by other Over-the-Threshold Common Shareholders (and, to the extent permitted by Bye-Law 56B, among Existing Shareholders) in accordance with the following formula (the "Reallocation Formula"):

            R
          ----
          T-C+

          Where: "T" is used in the manner defined in the Cut-back Formula, C+ is the aggregate number of Controlled Shares of all Over-the-Threshold Common Shareholders and "R" is the aggregate number of Reallocable Votes that could be cast by all Over-the-Threshold Common Shareholders (including persons who become Over-the-Threshold Common Shareholders as a result of the application of the Reallocation Formula).

     (3) If the application of the Reallocation Formula causes any person to become an Over-the-Threshold Common Shareholder, the Cut-back Formula shall be applied to such person's Controlled Shares (taking into account the additional votes of such shares after the application of the Reallocation Formula), and the Cut-back Formula and the Reallocation Formula shall continue to be applied until there are no Over-the-Threshold Common Shareholders.

     (4)  "Controlled Shares" in reference to any person means:

          (i) all Ordinary Shares directly, indirectly, or constructively owned by such person within the meaning of section 958 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

          (ii) all Ordinary Shares directly, indirectly or constructively owned as a result of voting power held or shares by any person or "group" of persons within the meaning of section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

          For the purposes of this, "person" means any individual, firm, partnership, company, association or other entity or any "group" of persons with respect to the exercise of voting power within the meaning of section 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

     (5) The Board shall have the power and authority to make all determinations that may be required to effectuate the provisions of this Bye-law 56A, including any required determination of the number of Ordinary Shares that may be deemed to be held by any person, and such determinations shall be conclusive. In no event shall the Existing Shareholders (as hereinafter defined), or any combination of them which does not include any other Shareholder, shall be determined to constitute a group within the meaning of the Exchange Act. All record and beneficial owners of Ordinary Shares shall be deemed to have agreed, by virtue of their ownership thereof, to provide to the Board, at such times and in such detail as the Board may reasonably request, any information that the Board may require in order to make such determinations.

56B. (1) The provisions of Bye-Law 56A shall be modified to apply as follows to Controlled Shares of the Shareholders as at the date of the approval of these Bye-laws (the "Existing Shareholders") and by persons who hold Controlled Shares together with a Grandfathered Investor at the date of the approval of these Bye-laws ("Associated Owners"): From and after the completion of the initial public offering of the Ordinary Shares, the Existing Shareholders (together, in each case, with Associated Owners) shall be entitled to cast the number of votes that each would be entitled to cast pursuant to Bye-Law 56A if the number "10" in the Cut-back Formula was replaced by the number "4" (and Reallocable Votes shall be reallocated pursuant to the Reallocation Formula in relation to the Controlled Shares held by such Existing Shareholders pursuant to the Cut-back Formula as so modified) (the "25% Limitation"). If an Existing Shareholder ceases to hold Controlled Shares constituting at least 1% of the outstanding Ordinary Shares, such Existing Shareholder and its Associated Owners shall permanently cease to have the special rights conferred by this Bye-Law 56B.

     (2) An Existing Shareholder shall have the right to accept and exercise Reallocable Votes in accordance with the Reallocation Formula only to the extent that Reallocable Votes could be cast by such Existing Shareholder if such Existing Shareholder were then subject to the 10% limitation stipulated in Bye-Law 56A.

56C. Notwithstanding Bye-Laws 56A and 56B, if prior to completing the acquisition by transfer (pursuant to a contract or by operation of law) or subscription for Ordinary Shares (a "Proposed Acquisition") a person who would on completion of the Proposed Acquisition constitute an Over-the-Threshold Common Shareholder (the "Proposed Acquiror") notifies the Board of the Proposed Acquisition, the Board shall consider whether the Proposed Acquiror should be exempted in whole or in part from the application of Bye-Laws 56A and 128. If the Board resolves to exempt in whole or in part the Proposed Acquiror from the application of Bye-Law 56A and/or Bye-Law 128, the Board shall be empowered to attach such conditions to such exemption as the Board considers appropriate.

57. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

     (1)  the chairman of the meeting; or

     (2)  at least three Shareholders present in person or represented by proxy;
          or

     (3) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

     (4) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

     The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result where it is carried out. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

58. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

59. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

61.  On a poll, votes may be cast either personally or by proxy.

62. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

63. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

64. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

65. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

66. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

67.  If;

     (1)  any objection shall be raised to the qualification of any voter; or,

     (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

     (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.
     Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.


                     PROXIES AND CORPORATE REPRESENTATIVES


68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

69.  INTENTIONALLY DELETED

70. Subject to Bye-Law 69, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) no later than 48 hours prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid. A Shareholder may give multiple proxies provided each is with respect to different shares.

71. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

73. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.


                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS


74. Unless otherwise determined by the Company in General Meeting, the number of Directors shall not be less than three and there shall be no maximum number. All Directors, upon election or appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

75.

75. There shall be three classes of Directors, with initial terms of office of varying duration, with the result that there shall be a rotating board. The classes of Directors shall be known as Class 1, Class 2 and Class 3 and shall initially be established among the current Board at the Board meeting at which these Bye-laws are adopted subject to the Shareholders approval. Each class shall initially be comprised of two Directors. The initial
     Class 1, Class 2 and Class 3 Directors shall serve in office as follows. Class 1 shall retire at the second Annual General Meeting following the date on which these Bye-laws are approved by the Shareholders "the Effective Date". Class 2 shall retire at the third Annual General Meeting following the Effective Date, and Class 3 shall retire at the Fourth Annual General Meeting following the Effective Date. This sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election at the Annual General Meeting of the Company at which such Class shall retire, to hold office for three years or until its successors are elected or appointed.

75A. Any additional Directors elected due to an increase in the total number of Directors shall be elected to such Class as will ensure that the number of Directors in each Class is equal, and if that is not possible, to the Class which is retiring at the Annual General Meeting at which such Director is elected or, if any such Director is elected otherwise than at an Annual General Meeting to the Class which was elected at the most recent prior Annual General Meeting.

75B. If at the meeting at which a Director retires by rotation, the Company does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

75C. No person other than a Director retiring by rotation shall be appointed or reappointed a Director at any general meeting unless:

     a)   he is recommended by the Board, or

     b) not less than 7 nor more than 42 clear days before the date appointed for the meeting, notice executed by a Shareholder qualified to vote at the meeting has been given to the Company of the intention of that Shareholder to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed or reappointed.

75D. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

75E. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

75F. The Board may appoint one or more persons willing to act to be a Director, either to fill a vacancy or vacancies or, if the Board is authorised by a Resolution, as an additional Director or Directors. A Director so appointed shall hold office only until the next following Annual General Meeting, and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting, and shall then be eligible for re-election.

75G. Subject as aforesaid, a Director who retires at an Annual General Meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

76. Directors may be removed for cause by Resolution of the Shareholders or by resolution of the Directors. Directors may be removed without cause by vote of the Shareholders. Notwithstanding the preceding, a Director may not be removed at a general meeting unless notice of any such meeting shall have been served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting and provided further that the Resolution removing any Director is duly adopted by Shareholders holding not less than seventy five percent (75%) of the shares of the Company entitled to vote at such meeting. Any vacancy created by the removal of a Director at a general meeting may be filled at such meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                 RESIGNATION AND DISQUALIFICATION OF DIRECTORS


77. The office of a Director shall be vacated upon the happening of any of the following events:

     (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

     (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

     (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

     (4)  if he is prohibited by law from being a Director;

     (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.


                              ALTERNATE DIRECTORS


78. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorise the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An

     Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

79. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

80. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.


            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES


81. The amount, if any, of Directors' fees shall from time to time be determined by the Company by Resolution and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.


                              DIRECTORS' INTERESTS


82. (1) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

     (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with,
          or otherwise interested   in, any body corporate promoted by the
          Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which
          these Bye-Laws allow   him to be appointed or from any transaction or
          arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

     (5) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.


                         POWERS AND DUTIES OF THE BOARD


83. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

84. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

85. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

86. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

87. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.


                        DELEGATION OF THE BOARD'S POWERS


88. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

89. The Board may entrust to and confer upon any Director, officer or, without prejudice to the provisions of Bye-Law 90, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

90. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.


                            PROCEEDINGS OF THE BOARD


91. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

92. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

93. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

     (2) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

     (3) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

94. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

95. The Chairman or, President or in his absence the Deputy Chairman or Vice-President shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman or the President or Vice-President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

96. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

97. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

98. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

99. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS


100. The officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.


                                    MINUTES


101. The Board shall cause minutes to be made and books kept for the purpose of recording -

     (1)  all appointments of officers made;

     (2) the names of and other persons (if any) present at each meeting of any committee;

     (3) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees appointed by the Board or the Shareholders;

     (4)  of all proceedings of its managers (if any).

     Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the information provided for in Bye-Law 118 and the minutes of meetings of the Shareholders of the Company.


                     SECRETARY AND RESIDENT REPRESENTATIVE


102. The Secretary and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

103. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.


                                    THE SEAL


104. (1) The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or a committee of the Board authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose, provided that the Secretary or any Director may affix the Seal of the Company over his signature only to any authenticated copies of these Bye-Laws, the Minutes of meetings or any other documents required to be authenticated by him.

     (2) Every certificate for shares or loan stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to Bye-Law 104B.

104A.     Overseas Seal

     (1) The Company may have for use in any territory, district, or place elsewhere than in Bermuda an official seal (in these Bye-Laws referred to as an "Overseas Seal"), which seal shall be a facsimile of the Seal.

     (2) A deed or other document to which the Overseas Seal is duly affixed shall bind the Company as if it had been sealed with the Seal.

     (3) The Company having an Overseas Seal for use in any such territory, district or place may, by writing under its Seal, authorise any person or persons appointed for the purpose as its agent or agents in that territory, district or place to affix the Overseas Seal to any deed or other documents to which the Company is party in that territory, district or place.

     (4) As between the Company and the person dealing with such an agent or agents, the authority of such agent or agents continues during the period (if any) mentioned in the instrument conferring the authority, or if no period is there mentioned, then until notice of the revocation or determination of the authority of such agent or agents has been given to the person dealing with him.

     (5) The person affixing the Overseas Seal shall certify in writing on the deed or other instrument to which the Overseas Seal is affixed the date on which it is affixed.

     (6) The powers referred to in this Bye-Law shall be vested in the Board and whenever in these Bye-Laws reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any Overseas Seal and any Securities Seal (as defined in Bye-Law 104B below).

104B.     Securities Seal

     (1) The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal (in these Bye-Laws referred to as a "Securities Seal") which is a facsimile of the Seal with the addition on its face of the word "Securities".

     (2) Each certificate to which the Securities Seal shall be affixed need not bear any signature.


                          DIVIDENDS AND OTHER PAYMENTS

105. The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares or debentures in the Company to be issued to the Shareholders or credit as fully paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

106. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

     (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

     (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

107. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

108. Unless the Board otherwise resolves, no dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

109. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

110. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

111. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.


                                    RESERVES


112. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.


                           CAPITALIZATION OF PROFITS


113. The Board may, from time to time resolve to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of

     Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

114. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.


                                  RECORD DATES


115. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.


                               ACCOUNTING RECORDS


116. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

117 The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

118. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                     AUDIT


119. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.


                     SERVICE OF NOTICES AND OTHER DOCUMENTS


120. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered three days after it was put in the post, and in proving such service or delivery, it shall be sufficient to establish by affidavit that the notice or document was properly addressed, stamped and put in the post.

121. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

122. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.


                                   WINDING UP


123. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                   INDEMNITY

124. Subject to the proviso below, every Director, officer, member of a committee constituted under Bye-Law 90 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

125. Every Director, officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company shall be indemnified to the full extent permitted by law out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any actual or threatened action or proceedings, whether civil or criminal or investigative, in which he is not adjudged or found to have committed any breach of a duty owed as a result of his position with the Company or to have breached any provision of the Companies Acts, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court. The Company shall from time to time advance, pay or reimburse every Director, officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company, any and all expenses incurred by

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     or on behalf of such person in connection with any actual or threatened action or proceeding referred to in this Bye-Law or in Bye-Law 124 provided that any such payment by the Company shall be on terms, which shall be confirmed by the recipient, that the recipient will repay any sums advanced under this Bye-Law if it is ultimately determined that he is not entitled to be indemnified by the Company for such expenses pursuant to these Bye-Laws.

126. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             ALTERATION OF BYE-LAWS

127. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts.

               TRANSACTIONS INVOLVING CERTAIN INTERESTED PERSONS

128. (1) Except as provided in paragraph (2) of this Bye-Law 128, the favourable vote, at a general meeting of the Company, of the holders of not less than seventy five percent (75%) of the shares carrying voting rights in the Company entitled to be exercised at such meeting shall be required prior to and as a condition to the consummation of any Business Combination (as hereinafter defined) involving an interested person (as hereinafter defined). Such seventy five percent (75%) favourable vote shall be in substitution of any vote of the shareholders which would be required without reference

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          to this Bye-Law 128 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or the Memorandum of Association of the Company, by any other provision of these Bye-Laws or otherwise.

     (2) The provisions of paragraph (1) of this Bye-Law 128 shall not apply to a particular Business Combination, and such Business Combination shall require only such vote or approval (if any) of the Shareholders as would be required without reference to this Bye-Law 128, if all of the following conditions are satisfied:

          (A) After such interested person became an interested person and prior to the consummation of such Business Combination: (i) such interested person shall have taken steps to ensure that the Board includes at all times representation by Continuing Directors (as hereinafter defined) proportionate to the ratio that the number of shares carrying voting rights in the Company from time to time owned by Shareholders who are not interested persons bears to all shares carrying voting rights in the Company outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (ii) such interested person shall not have acquired from the Company or any subsidiary of the Company, directly or indirectly, any Ordinary Shares (except (x) upon conversion of convertible securities acquired by it prior to becoming an interested person, or (y) as a result of a pro rata share dividend, stock split or division or subdivision of shares, which satisfied all applicable requirements of this Bye-Law

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               128); (iii) such interested person shall not have acquired any additional shares, or rights over shares, carrying voting rights or securities convertible into or exchangeable for shares, or rights over shares, carrying voting rights except as a part of the transaction which resulted in such interested person becoming an interested person; and (iv) such interested person shall not have (x) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company or any subsidiary of the Company, or (y) made any major change in the Company's business or equity capital structure or entered into any contract, arrangement or understanding with the Company except any such change, contract, arrangement or understanding as may have been approved by the favourable vote of not less than a majority of the Continuing Directors; and

          (B) A proxy statement complying with the requirements of the Exchange Act, shall have been mailed to all holders of shares carrying voting rights for the purpose of soliciting approval by the Shareholders of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the adequacy (or inadequacy) of the terms of such Business


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

               Combination from the point of view of the holders of shares carrying voting rights other than any interested person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Company of such opinion).

     (3)  For the purposes of this Bye-Law 128:

          (A) The term "Business Combination" means (i) any scheme of arrangement, reconstruction, amalgamation or similar business combination involving the Company or any of its subsidiaries and an interested person or any other company or corporation, if the arrangement, reconstruction, amalgamation or similar business combination is initiated, proposed or caused by the interested person or if such other company or corporation is, or after such transaction would be, an affiliate of such interested person;
               (ii) any transaction or series of transactions involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition, acquisition or encumbrance of assets between the Company or any of its subsidiaries and any interested person having an aggregate market value in excess of five percent (5%) of the consolidated book value of the Company and its subsidiaries prior to the relevant transaction or series of transactions; (iii) the issue or transfer to an interested person of any securities of the Company or any of its subsidiaries other than an issue or distribution to all shareholders of the Company entitled to participate therein


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

               (such entitlement not being dependent upon or affected by any scheme or proposal initiated or proposed by an interested person) pro rate to their respective entitlements; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or any of its subsidiaries unless such plan or proposal is initiated, proposed or adopted independently of, and not by agreement or arrangement with, any interested person; (v) the reclassification of any securities or other restructuring of the capital of the Company or any of its subsidiaries, in such a way as to confer a benefit on any interested person which is not conferred on the shareholders generally or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series, or securities convertible into the shares of any class or series, of the Company or any subsidiary of the Company beneficially owned by the interested person except as a result of immaterial changes due to fractional share adjustments; or (vi) any transaction involving the receipt by the interested person of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the Company or any of its subsidiaries.

          (B) The term "person" includes: (i) any person acting in concert (as hereinafter defined) with him or any nominee for him or person acting on his behalf; (ii) any company in which such person holds or beneficially owns ten percent (10%) or more of the shares, or rights over


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

               shares, carrying voting rights in such company; and (iii) any person or entity over which the person acquiring the shares, or rights over shares, carrying voting rights has, directly or indirectly, the power to direct or cause the direction of management or policies of such other person;

          (C) The term "beneficial owner" when used with respect to any shares means a person:

               (i)            that individually or with or through any affiliate
                    beneficially owns such share, directly or indirectly; or

               (ii)           that individually or with or through any affiliate
                    has:

                    (a)            the right to acquire such share (whether such
                         right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; provided, however, that a person shall not be deemed the beneficial owner of any share tendered to such person pursuant to a tender or exchange offer until such offer is accepted; or

                    (b)            the right to vote such share pursuant to any
                         agreement, arrangement or understanding (whether or not in writing); provided, however, that a


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

                    person shall not be deemed the beneficial owner of any share under this subparagraph (b) if the right to vote such share arises:

                    (x) solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to shareholders or any class of shareholders generally; or

                    (y) solely under a nominee or trustee agreement where the nominee or trustee has no economic interest in the share (other than the right to be paid normal nominee or trustee fees or remuneration); or

               (i)            that has any agreement, arrangement or
                    understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except where the right to vote is within the exclusion of clause (x) or (y) of subparagraph
                    (C)(ii)(b) above) or disposing of such share with any other person that beneficially owns, or whose affiliates directly or indirectly beneficially own, such share or any interest therein; but does not, for so long as such shares are held for purposes of an underwriting, include an underwriter, acting in the ordinary course of his business as an underwriter,

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

                    who acquires shares pursuant to any issue or offer of shares underwritten by him.

          (A) A person shall be deemed not to acquire or hold any share if he acquires or holds such share solely as nominee or bare trustee thereof and has no beneficial or economic interest therein other than the right to be paid normal nominee or trustee fees or remuneration.

          (E)  "Continuing Director" means a Director of the Company who either
               (i) was first elected as a Director prior to the date on which these Bye-laws were approved by the Shareholders or (ii) was designated (before his or her initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

          (F) The term "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person. A person who is the beneficial owner of ten percent (10%) or more of a company's outstanding voting shares shall be deemed to control such company.

          (G) A company shall be deemed to be a "subsidiary" of another if: (i) the other is a shareholder of it, either directly or indirectly through one or more other subsidiaries, and controls the composition of its board of directors; or (ii) the other beneficially owns, either directly or indirectly through one or more other subsidiaries, more than half in nominal value of its issued share capital; or (iii) it is a subsidiary of

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

               any company which is in turn, either directly or indirectly through one of more other subsidiaries, a subsidiary of the other company. For the purpose of this definition "company" includes any body corporate, wherever incorporated.


          (H) The term "interested person" means any Over-The-Threshold Common Shareholder other than a Grandfathered Investor.


          (I) An interested person shall be deemed to have acquired a share of the Company at the time when such interested person become the beneficial owner thereof.


          (J)  The term "person acting in concert" includes:

               (i) persons who, pursuant to an agreement, arrangement or understanding (whether formal or informal), actively cooperate either in the acquisition or holding by any of them of shares or the beneficial ownership of shares, or rights over shares, carrying voting

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

               rights in the Company, or in the exercise of voting rights with respect to shares in the Company;

               (ii)                a company with any of its directors (or their
                      spouses, minor children, nominees, related trusts or companies in which any director holds or beneficially owns ten percent (10%) or more of the shares, or rights over shares, carrying voting rights);

               (iii)               a company with the trustees or managers of
                      any of its pension, provident or employee benefit funds or any of its employee stock option schemes;

               (iv)                a person who is a fund manager, with any
                      investment company, unit trust or other person whose investments such person manages on a discretionary basis, in respect of the relevant investment accounts;

               (v)                 a company with its parent company or any of
                      its subsidiaries; and

               (vi)                a company, in which ten percent (10%) or more
                      of the shares, or rights over shares, carrying voting rights are held or beneficially owned by a person, with any other company in which ten percent (10%) or more of the shares, or rights over shares, carrying voting rights are held or beneficially owned by the same person.

          (K) The term "rights over shares" includes any rights acquired by a person by virtue of an agreement to acquire shares or an option to acquire shares or an

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

               irrevocable commitment to accept an offer to acquire shares and includes warrants or options to subscribe for shares in the Company if immediately exercisable, as if such warrants or options had at the relevant time been exercised.

          (L) The term "securities" includes shares, debentures, and options or warrants to subscribe for or purchase any shares or debentures, and any rights in respect thereof or any other right which if exercised would enable a person, not otherwise able so to do, to exercise voting rights.

          (M) The term "voting rights" means the voting rights attributable to the share capital of the Company which are then currently exercisable or, in the case of options and warrants to subscribe for shares, would be exercisable if those options and warrants were themselves exercised, at a general meeting of the Company.

     (4) A majority of the Continuing Directors shall have the power to determine for the purposes of this Bye-Law 128, on the basis of information known to them, (i) the number of shares, or rights over shares, carrying voting rights of which any person is the beneficial owner, (ii) whether a person is an affiliate of another or acting in concert with another, (iii) whether an interested person has taken the adequate steps referred to in subparagraph (A) of paragraph (2), (iv) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph (C) of paragraph
          (3), and (v) any matters referred to

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

          in subparagraph (I) of paragraph (3). Any such determination by the Continuing Directors shall be final and binding on all persons.

     (5) Any revocation, alteration or amendment of this Bye-Law 128 or any other revocation, alteration or amendment of the Company's Memorandum of Association or these Bye-Laws which would have the effect of modifying or permitting circumvention of this Bye-Law 128, shall require the favourable vote, at a general meeting of the Company, of the holders of at least seventy percent (70%) of the shares carrying voting rights in the Company entitled to be exercised at such meeting provided, however, that this paragraph (5) shall not apply to, and such seventy percent (70%) vote shall not be required for, any such revocation, alteration, or amendment recommended to shareholders by the favourable vote of not less than a majority of the Continuing Directors.

     (6) Nothing contained in this Bye-Law 128 shall be construed to relieve any interested person from any fiduciary obligation imposed by law.

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